UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POEMA GLOBAL HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 17, 2022, Poema Global Holdings Corp. (the “Poema Global”) filed and commenced mailing its definitive proxy statement related to the extraordinary general meeting of shareholders to be held on March 31, 2022, to consider and vote upon, among other things, the approval of its previously announced proposed business combination (the “Business Combination”) with Gogoro, Inc. (“Gogoro”). Capitalized terms used in this Supplement No.1 to the definitive proxy statement/prospectus (this “Supplement No. 1”) and not otherwise defined have the meaning given to them in the definitive proxy statement/prospectus.

This Supplement No. 1 updates, amends and supplements the definitive proxy statement/prospectus, which forms a part of Gogoro’s registration statement on Form F-4, File No. 333-261181 relating to the issuance of up to 81,775,000 ordinary shares of Gogoro (“Gogoro Ordinary Shares”) and warrants to purchase 26,650,000 Gogoro Ordinary Shares at an exercise price of $11.50 per share in connection with the Business Combination.

The attached information updates, amends and supplements certain information contained in the definitive proxy statement/prospectus. To the extent information in this Supplement No. 1 differs from, updates or conflicts with information contained in the definitive proxy statement/prospectus, the information in this Supplement No. 1 is the more current information. This Supplement No. 1 is not complete without, and should not be delivered or utilized, except in conjunction with the definitive proxy statement/prospectus, including any supplements and amendments thereto. You should read this Supplement No. 1 in conjunction with the definitive proxy statement/prospectus, including any supplements and amendments thereto.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

Poema Global is providing additional information to its shareholders, as described in this Supplement No. 1. These disclosures should be read in connection with the definitive proxy statement/prospectus, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement/prospectus, the information set forth herein shall supersede or supplement the information in the definitive proxy statement/prospectus. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement/prospectus and all page references are to pages in the definitive proxy statement/prospectus. Poema Global makes the following amended and supplemental disclosures:

1.	Certain disclosure on page 2 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

During the past decade in Taiwan, Gogoro has built its owned battery swapping network to establish the Gogoro battery swapping ecosystem and catalyze the marketplace. In just over six years, ePTWs have grown to 10% of all PTWs. Since Gogoro launched its first ePTW in 2015, virtually 100% of all PTWs in Taiwan were ICE PTWs at that time. As of June 30, 2021, approximately 97% of electric two-wheeler sales have been delivered from Gogoro and its PBGN OEM partners. As of December 31, 2021, PBGN consisted of 11% of the two-wheeler market in Taiwan and PBGN consisted of 15% of the two-wheeler market in the top three urban centers in Taiwan. As Gogoro continues to expand and add additional OEM partners beyond Taiwan, Gogoro will rely significantly on its strong and strategic OEM partnerships with their global footprint, manufacturing agility, supply chain, and logistics capabilities. This will allow Gogoro to support its regional partners with greater speed and cost efficiency while further extending its brand’s reach. Gogoro believes that its proven battery swapping platform, enabling technologies and strong OEM partnerships will drive rapid and sustained growth opportunities into global markets in the future.

2.

Certain disclosure is hereby amended by inserting the following (1) before the section heading “Poema Global Holdings Corp.” on page 3 of the definitive proxy statement/prospectus; and (2) before the section heading “Establishing Our Business Model” on page 151 of the definitive proxy statement/prospectus:

Recent Developments

•

Gogoro’s unaudited 2021 revenue exceeded its prior projected 2021 revenue of $326.9 million by more than 10%. This financial information is unaudited and does not conform to Regulation S-X. Gogoro is in the process of completing audits with respect to financial statements for fiscal year 2021 and investors should review the Gogoro’s audited financial statements when they become publicly available. In addition, all of Gogoro’s fiscal year 2021 historical financial information included herein is preliminary and subject to change.

•	Gogoro is tracking well against its previous fiscal year 2022 revenue projection of $500.2M.

3.	Certain disclosure on the cover page, pages 8 and 149 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Concurrently with the execution of the Merger Agreement, certain investors (the “Initial PIPE Investors”) have entered into certain share subscription agreements (each, an “Initial Subscription Agreement”), pursuant to which the Initial PIPE Investors have committed to purchase 25,732,000 Gogoro Ordinary Shares at a price of $10.00 per share for an aggregate purchase price of $257,320,000 (the “Initial PIPE Investment”). In addition, on January 18, 2022, certain investors (the “Additional PIPE Investors”) entered into additional share subscription agreements (each, an “Additional Subscription Agreement”) pursuant to which the Additional PIPE Investors have committed to purchase 2,750,000 Gogoro Ordinary Shares at a price of $10.00 per share for an aggregate purchase price of $27,500,000 (the “Additional PIPE Investment”). Furthermore, on March 21, 2022, Taishin Venture Capital Investment Co. entered into a subscription agreement (the “March 2022 PIPE Subscription Agreement,” together with the Initial Subscription Agreements and the Additional PIPE Subscription Agreements, the “Subscription Agreements”), pursuant to which Taishin Venture Capital Investment Co. has committed to purchase 1,000,000 Gogoro Ordinary Shares at a price of $10.00 per share for an aggregate purchase price of $10,000,000 (the “March 2022 PIPE Investment”, together with the Initial PIPE Investment and the Additional PIPE Investment, the “PIPE Investment”). Under the Subscription Agreements, the obligations of the parties to consummate the PIPE Investment are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) the absence of a legal prohibition on consummating the PIPE Investment, (ii) all conditions precedent under the Merger Agreement having been satisfied or waived, (iii) the accuracy of representations and warranties in all material respects and (iv) material compliance with covenants.

4.	Certain definitions on pages v-viii and of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

“Amendment” means that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of March 21, 2022, by and among Poema Global, Gogoro, Merger Sub and Merger Sub II;

“March 2022 PIPE Investment” means the commitment by Taishin Venture Capital Investment Co. to purchase the March 2022 PIPE Shares.

“March 2022 PIPE Shares” means an aggregate of 1,000,000 Gogoro Ordinary Shares to be purchased by Taishin Venture Capital Investment Co. pursuant to the March 2022 PIPE Subscription Agreement at a price of $10.00 per share.

“March 2022 PIPE Subscription Agreement” means the subscription agreement entered into by Taishin Venture Capital Investment Co. on March 21, 2022.

“PIPE Investment” means the Initial PIPE Investment, the Additional PIPE Investment and the March 2022 PIPE Investment.

“PIPE Investors” means the Initial PIPE Investors, the Additional PIPE Investors and Taishin Venture Capital Investment Co.

“PIPE Shares” means the Initial PIPE Shares, the Additional PIPE Shares and the March 2022 PIPE Shares.

“Subscription Agreements” means the Initial Subscription Agreements, the Additional PIPE Subscription Agreements and the March 2022 PIPE Subscription Agreement.

5.	Certain disclosure on page x of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Q: What equity stake will holders of Poema Global Class A Shares, Poema Global Class B Shares and Gogoro Ordinary Shares and the PIPE Investors have upon completion of the Business Combination?

A: The following table summarizes the unaudited pro forma Gogoro Ordinary Shares outstanding and the potential impact of redemptions on the pro forma book value per share of the Gogoro Ordinary Shares that will be outstanding immediately after the Closing, as of June 30, 2021, under three redemption scenarios:

	Assuming No Redemption(5)		Assuming 50% Redemption(6)		Assuming Maximum Redemption(7)
	Class A Ordinary Shares	Equity%	Class A Ordinary Shares	Equity%	Class A Ordinary Shares	Equity%
Poema Global Public Shareholders	34,500,000	12.6%	17,250,000	6.7%	—	—%
The Sponsor and Certain Poema Global Directors(1)	8,625,000	3.2%	8,625,000	3.4%	8,625,000	3.6%
Gogoro Shareholders(2)	201,125,150	73.5%	201,125,150	78.4%	201,125,150	84.1%
PIPE Investors(3)	29,482,000	10.8%	29,482,000	11.5%	29,482,000	12.3%
Total Gogoro shares Outstanding at Closing	273,732,150	100%	256,482,150	100%	239,232,150	100%
Total Pro Forma Equity Value Post-Redemptions (in thousands)(4)	$629,275		$456,775		$284,275
Pro Forma Book Value Post-Redemptions Per Gogoro Ordinary Share Outstanding	$2.42		$1.89		$1.26

6.	Certain disclosure on pages 22 and 23 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

	Six Months Ended June 30, 2021
	Poema Global (Historical) (Restated)(1)	Gogoro (Historical)(2)	Pro Forma Combined Assuming No Redemption(3)(4)(5)	Pro Forma Combined Assuming Intermediate Redemption(3)(4)(5)	Pro Forma Combined Assuming Max Redemption(3)(4)(5)
Book value per share	(3.62)	0.66	2.19	1.66	1.05
Weighted average number of Gogoro shares outstanding—basic and diluted	—	220,880,386	259,547,386	242,297,386	225,047,386
Net loss attributable to Gogoro common shareholders per share—basic and diluted(6)	—	(0.18)	(0.11)	(0.12)	(0.13)
Weighted average number of Poema Global Class A ordinary shares outstanding—basic & diluted	32,975,138	—	—	—	—
Weighted average number of Poema Global Class B ordinary shares outstanding—basic & diluted	8,575,276	—	—	—	—
Basic & diluted net income per Poema Global Class A ordinary share	0.34	—	—	—	—
Basic & diluted net income per Poema Global Class B ordinary share	0.34	—	—	—	—

	Year Ended December 31, 2020
	Poema Global (Historical)(1)	Gogoro (Historical)(2)	Pro Forma Combined Assuming No Redemption(4)(5)	Pro Forma Combined Assuming Intermediate Redemption(4)(5)	Pro Forma Combined Assuming Max Redemption(4)(5)
Book value per share	0.00	0.83	—	—	—
Weighted average number of Gogoro shares outstanding—basic and diluted	—	220,880,386	259,547,386	242,297,386	225,047,386
Net loss attributable to Gogoro common shareholders per share—basic and diluted(6)	—	(0.22)	(1.00)	(1.03)	(1.07)
Weighted average number of Poema Global ordinary shares outstanding—basic & diluted	7,500,000	—	—	—	—
Basic & diluted net loss per Poema Global ordinary share	0.00	—	—	—	—

7.	Certain disclosure on page 78 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

If the PIPE Investment is not consummated and Gogoro does not waive the Minimum Available SPAC Cash Amount, the Business Combination may be terminated.

As a condition to closing the Business Combination, the Merger Agreement provides that the sum of (i) the amount of cash available in the Trust Account following the extraordinary general meeting, after deducting the amount required to satisfy Poema Global Public Shareholders’ redemption requests and net of any unpaid or contingent liabilities of Poema Global, (ii) the PIPE Investment actually received by the Company prior to or substantially concurrently with the Closing and (iii) cash proceeds to be funded immediately prior to or concurrently with the Closing to the Company pursuant to certain subscription agreements, each executed by an investor, Poema Global and the Company between the execution of the Merger Agreement and the Closing (“Permitted Equity Financing”) must equal to or exceed $400,000,000. Since the amount in the Trust Account is less than $400,000,000, the funds from the PIPE Investment is required in order to consummate the Business Combination, unless such condition is waived by Gogoro. While the PIPE Investors have entered into the Subscription Agreements to purchase an aggregate of up to approximately $294,820,000 immediately prior to the Closing, there can be no assurance that such parties to the Subscription Agreements will perform their obligations thereunder. If the minimum cash condition is not met or waived by Gogoro, the Business Combination may be terminated.

8.	Certain disclosure on pages 134-135 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Overview of the Transactions Contemplated by the Merger Agreement

Pursuant to the Merger Agreement, the parties to the Merger Agreement have agreed that Merger Sub will merge with and into Poema Global (the “First Merger”), with Poema Global surviving the First Merger as a wholly-owned subsidiary of Gogoro (such company, as the surviving entity of the First Merger, the “Surviving Entity”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Gogoro (such company, as the surviving entity of the Second Merger, the “Surviving Company”) (collectively, the “Business Combination”). We refer to the Mergers along with the other transactions contemplated by the Merger Agreement as the “Transactions,” and the agreements that govern the Transaction as the “Transaction Agreements.” As a result of the Business Combination, and upon consummation of the Business Combination and the Transactions, Merger Sub II will become a wholly owned subsidiary of Gogoro, with the shareholders of Poema Global becoming shareholders of Gogoro. The respective time at which the First Merger and the Second Merger become effective is sometimes as the “First Effective Time” and “Second Effective Time,” respectively. The closing of the Business Combination is herein referred to as the “Closing.”

On March 21, 2022, Poema Global, Gogoro, Merger Sub and Merger Sub II entered into the Amendment, which extended the Termination Date from March 31, 2022 to April 15, 2022.

Closing of the Business Combination

Unless Poema Global and Gogoro otherwise mutually agree or the Merger Agreement is otherwise terminated pursuant to its terms, the Closing will take place on the date that is two (2) business days following the date on which all of the closing conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) (such date, the “Closing Date”). See “—Conditions to Closing” for a more complete description of the conditions that must be satisfied prior to Closing.

If the Transactions have not been consummated by April 15, 2022, the Merger Agreement may be terminated by either Poema Global or Gogoro. However, a party may not terminate the Merger Agreement pursuant to the provision described in this paragraph if such party’s breach of the Merger Agreement has been a primary cause of or resulted in the failure of the Transactions to be consummated on or before such time. See “—Termination.”

9.	Certain disclosure on page 145 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

(c) by either Poema Global or Gogoro if the Mergers have not occurred by 11:59 p.m., Hong Kong time, on April 15, 2022 (the “Termination Date”);

10.	Certain disclosure on page 151 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Prior to the launch of Gogoro’s first ePTW in 2015, virtually 100% of all PTWs in Taiwan were ICE PTWs. Since then, in just over six years, ePTWs have grown to 10% of all PTWs sold each year, with Gogoro and our PBGN OEM partners delivering 97% of ePTW sales as of June 30, 2021. As of December 31, 2021, PBGN consisted of 11% of the two-wheeler market in Taiwan and PBGN consisted of 15% of the two-wheeler market in the top three urban centers in Taiwan. We believe our experience in rapidly penetrating this market demonstrates the attractiveness of a battery swapping model to PTW riders as they transition to more sustainable and environmentally friendly mobility.

11.	Certain disclosure on page 182 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

During the past decade in Taiwan, Gogoro has built its owned battery swapping network to establish the Gogoro battery swapping ecosystem and catalyze the marketplace. In just over six years, the ePTWs have grown to 10% of all PTWs” since Gogoro launched its first ePTW in 2015, where virtually 100% of all PTWs in Taiwan were ICE PTWs at that time. As of June 30, 2021, approximately 97% of electric two-wheelers sales have been delivered from Gogoro and its PBGN OEM partners. As of December 31, 2021, PBGN consisted of 11% of the two-wheeler market in Taiwan and PBGN consisted of 15% of the two-wheeler market in the top three urban centers in Taiwan. As we continue to expand and add additional OEM partners beyond Taiwan, we’ll rely significantly on our strong and strategic OEM partnership with their global footprint, manufacturing agility, supply chain, and logistics capabilities, which will allow us to support our regional partners with greater speed and cost efficiency while further extending our brand’s reach. Gogoro believes that its proven battery swapping platform, enabling technologies and strong OEM partnerships will drive rapid and sustained growth opportunities into global markets in the future.

12.	Certain disclosure on pages 182-183 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

The Business Combination is anticipated to be accounted for as a capital transaction of Gogoro equivalent to the issuance of shares by Gogoro in exchange for the net monetary assets of Poema Global. The Business Combination does not constitute a business combination as defined in IFRS 3, Business Combinations, as Poema Global is a non-operating entity and does not meet the definition of a business under IFRS 3. The most significant change in the successor’s future reported financial position and results are expected to be an increase in cash (as compared to Gogoro’s consolidated statement of financial position as of June 30, 2021) of up to $639.90 million assuming there are no shareholder redemptions in connection with the Business Combination. However, should there be a maximum shareholder redemption, the increase to the cash balance is expected to be approximately $294.82 million (before deducting expenses). Total non-recurring transaction costs are estimated at approximately $45 million.

13.	Certain disclosure on pages 206-209 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

GOGORO

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2021

(in thousands)

					Scenario 1 Assuming No Redemption			Scenario 2 Assuming Intermediate Redemption					Scenario 3 Assuming Maximum Redemption
(In Thousands)	Gogoro	Poema	IFRS conversion and Presentation	Note	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined
Assets:
Cash and cash equivalents	$185,056	$625			$345,078	C	$660,761	($172,500)	H	$488,261	($345,000)	H	$315,761
					(12,075)	D
					294,820	G
					(107,743)	K
					(20,000)	I
					(25,000)	J
Trade receivables	15,010	—					15,010			15,010			15,010
Inventories	81,549	—					81,549			81,549			81,549
Prepayments	8,402	474					8,876			8,876			8,876
Other financial assets - current	57,428	—					57,428			57,428			57,428
Other current assets	10,033	—					10,033			10,033			10,033

Total current assets	357,478	1,099	—		475,080		833,657	(172,500)		661,157	(345,000)		488,657
Cash and investments held in Trust Account		345,078			(345,078)	C	—			—			—
Property, plant and equipment	418,182	—					418,182			418,182			418,182
Right- of-use assets	26,569	—					26,569			26,569			26,569
Intangible assets	1,505	—					1,505			1,505			1,505
Other financial assets - non- current	1,226	—					1,226			1,226			1,226
Refundable deposits	3,630	—					3,630			3,630			3,630
Other non-current assets	767	242					1,009			1,009			1,009

Total non-current assets	451,879	345,320	—		(345,078)		452,121	—		452,121	—		452,121

Total Assets	$809,357	$346,419	$—		$130,002		$1,285,778	($172,500)		$1,113,278	($345,000)		$940,778

Liabilities and Shareholders’ Equity
Promissory note — related party		113					113			113			113
Short-term borrowings	$7,179	—					7,179			7,179			7,179
Short-term bills payable	71,675	—					71,675			71,675			71,675
Financial liabilities at fair value through profit or loss - current	107,743	—			(107,743)	K	—			—			—
Notes and trade payable	38,547	—					38,547			38,547			38,547
Contract liabilities - current	11,997	—					11,997			11,997			11,997
Other payables	33,831	144					33,975			33,975			33,975
Provisions for product warranty - current	8,315	—					8,315			8,315			8,315
Lease liabilities - current	10,612	—					10,612			10,612			10,612
Current portion of long-term borrowings	43,396	—					43,396			43,396			43,396
Other current liability	9,938	—					9,938			9,938			9,938

Total current liabilities	343,233	257	—		(107,743)		235,747	—		235,747	—		235,747

Deferred underwriting commissions		12,075			(12,075)	D	—			—			—
Warrant liabilities		20,347					20,347			20,347			20,347
Bonds payable	100,000	—					100,000			100,000			100,000
Long-term borrowings	183,927	—	345,000	1	(345,000)	B	183,927			183,927			183,927
Provisions for product warranty - non-current	7,449	—					7,449			7,449			7,449
Lease liabilities - non- current	16,413	—					16,413			16,413			16,413
Guarantee deposits received	1,046	—					1,046			1,046			1,046
Other non-current liability	12,301	—			79,273	M	91,574			91,574			91,574

Total non-current liabilities	321,136	32,422	345,000		(277,802)		420,756	—		420,756	—		420,756

Total liabilities	664,369	32,679	345,000		(385,545)		656,503	—		656,503	—		656,503

					Scenario 1 Assuming No Redemption			Scenario 2 Assuming Intermediate Redemption					Scenario 3 Assuming Maximum Redemption
(In Thousands)	Gogoro	Poema	IFRS conversion and Presentation	Note	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined
Commitments
Class A ordinary shares, $0.0001 par value; 34,500,000 shares subject to possible redemption at $10.00 per share as of June 30, 2021		345,000	(345,000)	1			—			—			—
Shareholders’ Equity:
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at June 30, 2021		1			(1)	A	—			—			—
Ordinary shares	14	—			(14)	F	—			—			—
Preferred shares	85,714	—			(85,714)	F	—			—			—
Ordinary Shares, $0.0001 par value, 273,732,150 shares, 256,482,150 shares, and 239,232,150 shares issued and outstanding under No Redemption, Intermediate Redemption, and Maximum Redemption, respectively					1	A	27	(2)	O	25	(3)	O	24
					3	B
					3	G
					12	F
					8	F
Capital surplus	127,956	—			459,110	O	984,806	(181,252)	O	803,554	(362,428)	O	622,378
					294,817	G
					85,708	F
					17,215	N

Retained earnings (accumulated deficit)	(89,062)	(31,261)					(375,924)			(367,170)			— (358,493)
					(20,000)	I
					(25,000)	J
					(145,374)	L		8,754	L		17,431	L
					(79,273)	M
					(17,215)	N
					31,261	E
Other equity	20,366	—					20,366			20,366			20,366

Total Shareholders’ Equity	144,988	(31,260)	—		515,547		629,275	(172,500)		456,775	(345,000)		284,275

Total Liabilities and Shareholders’ Equity	$809,357	$346,419	$—		$130,002		$1,285,778	($172,500)		$1,113,278	($345,000)		$940,778

1. Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Poema Global’s historical mezzanine equity (Class A ordinary shares subject to possible redemption) into Non-Current Liabilities (Long-term borrowings).

GOGORO

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED

JUNE 30, 2021

(in thousands)

					Scenario 1 Assuming No Redemption			Scenario 2 Assuming Intermediate Redemption			Scenario 3 Assuming Maximum Redemption
(In Thousands, except share and per share data)	Gogoro	Poema	IFRS conversion and Presentation	Note	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined
Operating revenue	$144,787	$—					$144,787			$144,787			$144,787
Cost of revenue	126,363	—					126,363			126,363			126,363

Gross profit	18,424	—					18,424			18,424			18,424
Selling and marketing expenses	25,293	682	1,535	2			27,510			27,510			27,510
General and administrative expenses	12,771	—			3,908	AA	19,435			19,435			19,435
					2,756	FF
Research and development expenses	14,339	—					14,339			14,339			14,339

Total operating expenses	52,403	682	1,535		6,664		61,284			61,284			61,284

Operating loss	(33,979)	(682)	(1,535)		(6,664)		(42,860)			(42,860)			(42,860)
	—	—	—		—		—			—			—
Interest income	337	—			—	GG	337			337			337
Interest earned on cash and investments held in Trust Account	—	78			(78)	GG	—			0			—
Offering costs allocated to warrant liabilities	—	(1,535)	1,535	2			—			0			—
Change in fair value of warrant liabilities	—	16,139					16,139			16,139			16,139
Other income	3,429	—					3,429			3,429			3,429
Other gains and losses	(652)	—					(652)			(652)			(652)
Loss on financial liabilities at fair value through profit or loss	(3,836)	—			3,836	EE	—			0			—
Finance costs	(5,114)	—					(5,114)			(5,114)			(5,114)
Transaction costs	—	—					0			0			0

Total non-operating income and expenses	(5,836)	14,682	1,535		3,758		14,139	0		14,139	0		14,139

Loss before income tax	(39,815)	14,000	—		(2,906)		(28,721)			(28,721)			(28,721)
Income tax benefit (expense)	—	—					—			0			—

Net loss	(39,815)	14,000	—		(2,906)		(28,721)			(28,721)			(28,721)
Exchange differences on translating foreign operations	1,771	—					1,771			1,771			1,771

Total comprehensive loss for the year	$(38,044)	$14,000	—		$(2,906)		$(26,950)			$(26,950)			$(26,950)

							—			—			—
(New) Ordinary Shares							—			—			—
Weighted average shares of ordinary shares outstanding:
Basic and diluted	220,880,386						259,547,386			242,297,386			225,047,386
Net loss attributable to ordinary shares per share:
Basic and diluted							(0.11)			(0.12)			(0.13)
Net loss attributable to shareholders per ordinary share:
Basic and diluted (Note 5)	(0.18)
Weighted average shares outstanding:
Basic and diluted, Class A		32,975,138
Basic and diluted, Class B		8,575,276
Net loss attributable to shareholders per ordinary share:
Basic and diluted, Class A		0.34
Basic and diluted, Class B		0.34

Refer to Note 5 below “ Pro forma Share and Earning per share information”

2. Reflects the reclassification adjustment to align Poema Global’s historical statement of operations with the presentation of Gogoro’s statement of comprehensive income.

GOGORO

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED

December 31, 2020

(in thousands)

					Scenario 1 Assuming No Redemption			Scenario 2 Assuming Intermediate Redemption			Scenario 3 Assuming Maximum Redemption
(In Thousands, except share and per share data)	Gogoro	Poema	IFRS conversion and Presentation	Note	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined	Transaction accounting adjustments	Note	Pro forma combined
Operating revenue	$364,125	$—					$364,125			$364,125			$364,125
Cost of revenue	284,684	0					284,684			284,684			284,684

Gross profit	79,441	0					79,441			79,441			79,441
Selling and marketing expenses	60,947	7					60,954			60,954			60,954
General and administrative expenses	26,282	—			17,215	AA	54,521			54,521			54,521
					11,024	FF
Research and development expenses	28,711	—					28,711			28,711			28,711

Total operating expenses	115,940	7			28,239		144,186			144,186			144,186

Operating loss	(36,499)	(7)			(28,239)		(64,745)			(64,745)			(64,745)
Interest income	889	—					889			889			889
Other income	5,179	—					5,179			5,179			5,179
Other gains and losses	(1,546)	—					(1,546)			(1,546)			(1,546)
Loss on financial liabilities at fair value through profit or loss	(8,612)	—			8,612	EE	0			—			0
Finance costs	(9,754)	—					(9,754)			(9,754)			(9,754)
Transaction costs	—	—			(20,000)	BB	(190,374)			(181,620)			(172,943)
					(25,000)	CC
					(145,374)	DD		8,754	DD		17,431	DD

Total non-operating income and expenses	(13,844)	—			(181,762)		(195,606)	8,754		(186,852)	17,431		(178,175)

Loss before income tax	(50,343)	(7)			(210,001)		(260,351)	8,754		(251,597)	17,431		(242,920)
Income tax benefit (expense)	1,063	—					1,063			1,063			1,063

Net loss	(49,280)	(7)			(210,001)		(259,288)	8,754		(250,534)	17,431		(241,857)
Exchange differences on translating foreign operations	14,394	—					14,394			14,394			14,394

Total comprehensive loss for the year	$(34,886)	$(7)			$(210,001)		$(244,894)	$8,754		$(236,140)	$17,431		$(227,463)

							—			—			—
(New) Ordinary Shares										—			—
Weighted average shares of ordinary shares outstanding:
Basic and diluted	220,880,386	7,500,000					259,547,386			242,297,386			225,047,386
Net loss attributable to ordinary shares per share:
Basic and diluted	(0.22)	(0.00)					(1.00)			(1.03)			(1.07)

Refer to Note 5 below “Pro forma Share and Earning per share information”

10.	Certain disclosure on page 211 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

PIPE

On September 16, 2021, the Initial PIPE Investors entered into the Initial Subscription Agreements pursuant to which the Initial PIPE Investors have committed to subscribe for and purchase, and Gogoro has agreed to issue and sell to the Initial PIPE Investors, Gogoro Ordinary Shares at $10.00 per share for an aggregate purchase price of $257,320,000. In addition, on January 18, 2022, the Additional PIPE Investors entered into additional share subscription agreements pursuant to which the Additional PIPE Investors have committed to purchase Gogoro Ordinary Shares at a price of $10.00 per share for an aggregate purchase price of $27,500,000. Furthermore, on March 21, 2022, Taishin Venture Capital Investment Co. entered into subscription agreement, pursuant to which Taishin Venture Capital Investment Co. has committed to purchase Gogoro Ordinary Shares at a price of $10.00 per share for an aggregate purchase price of $10,000,000. Under the Subscription Agreements, the obligations of the parties to consummate the PIPE Investment are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties.

The following summarizes the unaudited pro forma Gogoro Ordinary Shares outstanding, as of June 30, 2021, under the no redemption and maximum redemption scenarios:

Ownership

	Assuming No Redemptions Shares		Assuming Intermediate Redemptions Shares		Assuming Maximum Redemptions Shares
	Class A Ordinary Shares	Equity%	Class A Ordinary Shares	Equity%	Class A Ordinary Shares	Equity%
Poema Global Public Shareholders	34,500,000	12.6%	17,250,000	6.7%	0	0.0%
The Sponsor and Certain Poema Global Directors(1)	8,625,000	3.2%	8,625,000	3.4%	8,625,000	3.6%
Gogoro Shareholders(2)(3)	201,125,150	73.5%	201,125,150	78.4%	201,125,150	84.1%
PIPE Investors	29,482,000	10.8%	29,482,000	11.5%	29,482,000	12.3%

Total Gogoro shares Outstanding at Closing	273,732,150	100.0%	256,482,150	100.0%	239,232,150	100.0%

11.	Certain disclosure on page 215 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Note (G)	Reflects the proceeds of $294.8 million from the issuance and sale of 29,482,000 shares of Gogoro Ordinary Shares at $10.00 per share as part of the PIPE Investment pursuant to the terms of the Subscription Agreements.

12.	Certain disclosure on pages 218-219 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Adjustments made to weighted average number of outstanding Gogoro Ordinary Shares for pro forma net income per share of the six months ended June 30, 2021:

	Assuming No Redemptions Shares	Assuming Intermediate Redemptions Shares	Assuming Maximum Redemptions Shares
Poema Global Public Shareholders(1)	34,500,000	17,250,000	0
The Sponsor(2)	2,231,250	2,231,250	2,231,250
Gogoro Shareholders(3)(4)	193,334,136	193,334,136	193,334,136
PIPE Investors	29,482,000	29,482,000	29,482,000

	259,547,386	242,297,386	225,047,386

Adjustments made to weighted average number of outstanding Gogoro Ordinary Shares for pro forma net income per share of the year ended December 31, 2020.

	Assuming No Redemptions Shares	Assuming Intermediate Redemptions Shares	Assuming Maximum Redemptions Shares
Poema Global Public Shareholders(1)	34,500,000	17,250,000	0
The Sponsor(2)	2,231,250	2,231,250	2,231,250
Gogoro Shareholders(3)(4)	193,334,136	193,334,136	193,334,136
PIPE Investors	29,482,000	29,482,000	29,482,000

	259,547,386	242,297,386	225,047,386

13.	Certain disclosure on page 274 and 275 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

Based on the foregoing assumptions, and including (a) the 29,482,000 Gogoro Ordinary Shares are issued to the PIPE Investors (including the 2,750,000 issued to the additional PIPE Investors pursuant to the share subscription agreements dated as of January 18, 2022, the 1,000,000 to Taishin Venture Capital Investment Co. pursuant to the share subscription agreement dated as of March 21, 2022 and the 750,000 Gogoro Ordinary Shares issued to certain affiliates of the Sponsor in connection with the PIPE Investment), (b) that none of the investors set forth in the table has purchased or purchases shares of Poema Global Class A Shares or Poema Global Class B Shares (pre-Business Combination) or ordinary shares of Gogoro or Gogoro Series C Preferred Shares (pre-Business Combination), (c) the 201,125,150 Gogoro Ordinary Shares are issued to persons who are shareholders of Gogoro immediately prior to the First Merger (including 35,973,445 Gogoro Ordinary Shares held by Genesis Trust & Corporate Services Limited (as trustee of the Gogoro Incorporated Management Trust), an employee benefit trust (“Genesis Trust”) and 7,790,997 restricted stock awards held by Genesis Trust), (d) the 12,000,000 Earnout Shares, as such shares could be issuable within 60 days of the consummation of the Business Combination, (e) 8,625,000 Poema Global Class B Shares converting into Gogoro Ordinary Shares post-Business Combination (including the 6,393,750 of the Gogoro Ordinary Shares held by the Sponsor immediately after the First Effective Time that shall become unvested and subject to forfeiture immediately after the First Effective Time), and (f) Gogoro Ordinary Shares issuable upon exercise of the 26,650,000 Gogoro Warrants as the Gogoro Warrants could be exercisable within 60 days of the consummation of the Business Combination Gogoro estimates that there would be 312,382,150 Gogoro Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 277,882,150 Gogoro Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination, in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Gogoro and the columns under Post-Business Combination in the table that follows will be different. In either Scenario 1 or Scenario 2, each shareholder of Gogoro that will control 10% or more of the voting power in Gogoro following the consummation of the Business Combination was also a shareholder of Gogoro that controlled 10% or more of the voting power in Gogoro prior to the consummation of the Business Combination.

Unless otherwise noted, the business address of each of the following beneficial owners is 11F, Building C, No. 225, Section 2, Chang’an E. Rd. SongShan District, Taipei City 105, Taiwan.

	Pre-Business Combination and PIPE Investment			Post-Business Combination and PIPE Investment
				Post- Business Combination (Assuming No Redemption)			Post- Business Combination (Assuming Maximum Redemption)
Name of Beneficial Owner	Gogoro Ordinary Shares	% of Class(1)	% of Voting Power(1)	Gogoro Ordinary Shares	% of Class	% of Voting Power	Gogoro Ordinary Shares	% of Class	% of Voting Power
All 5% or Greater Shareholders
Genesis Trust & Corporate Services Limited(2)	50,000,000	21.8	21.8	23,829,970	7.6	7.6	23,829,970	8.6	8.6
Gold Sino Assets Limited(3)	48,917,639	21.3	21.3	42,817,063	13.7	13.7	42,817,063	15.4	15.4
Directors and Executive Officers Post-Business Combination
Bruce Aitken(4)	—	—	—	218,822	*	*	218,822	*	*
Hui-Ming “HM” Cheng(5)	33,333	*	*	125,458	*	*	125,458	*	*
Ming-Shan Lee (Sam)	—	—	—	—	—	—	—	—	—
Pass Liao(6)	—	—	—	280,799	*	*	280,799	*	*
Horace Luke(7)	255,566	*	*	8,744,556	2.7	2.7	8,744,556	3.1	3.1
Alan Pan(8)	—	—	—	294,337	*	*	294,337	*	*
Ming-I Peng(9)	50,000	*	*	164,116	*	*	164,116	*	*
Michael R. Splinter(10)	—	—	—	59,082	*	*	59,082	*	*
Homer Sun(11)	—	—	—	8,712,500	2.8	2.8	8,712,500	3.1	3.1
Yoshihiko Yamada	—	—	—	—	—	—	—	—	—
Chung-Yao Yin(12)	11,300,000	4.9	4.9	9,890,764	3.2	3.2	9,890,764	3.6	3.6
All executive officers and directors as a group (11 persons)(13)	11,638,899	5.1	5.1	28,490,434	8.8	8.8	28,490,434	9.9	9.9

— END OF DEFINITIVE ADDITIONAL MATERIALS TO PROXY STATEMENT —

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to Poema Global and Gogoro. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the March 2022 PIPE Investment and the potential closing of the business combination between Gogoro and Poema Global, are forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Poema Global and Gogoro believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Poema Global and Gogoro cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties described in the definitive proxy statement/final prospectus filed by Gogoro and Poema Global with the relating to the proposed transaction and other documents filed, or to be filed, by Gogoro or Poema Global from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither Poema Global nor Gogoro can assure you that the forward-looking statements in this communication will prove to be accurate. There may be additional risks that neither Poema Global nor Gogoro presently know or that Poema Global and Gogoro currently believe are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Poema Global, Gogoro, their respective directors, officers or employees or any other person that Poema Global and Gogoro will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Poema Global and Gogoro as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Poema Global and Gogoro may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Poema Global or Gogoro as of any date subsequent to the date of this communication.

Financial Information

The financial information included in this communication is unaudited and does not conform to Regulation S-X. Gogoro is in the process of completing audits with respect to financial statements for 2021. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus that Gogoro may file with the SEC. You should review the Gogoro’s audited financial statements when they become publicly available. In addition, all of Gogoro’s 2021 historical financial information included herein is preliminary and subject to change.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Gogoro has filed a registration statement on Form F-4 with the SEC, which includes a preliminary prospectus with respect to Gogoro’s securities to be issued in connection with the proposed transaction. The registration statement was declared effective by the SEC on March 17, 2022, and the final prospectus was filed with the SEC on March 17, 2022. Poema Global has mailed the definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed transaction. Poema Global’s shareholders and other interested persons are encouraged to read the definitive proxy statement/final prospectus, as well as other documents filed, or to be filed, with the SEC, because these documents contain, or will contain, important information about Poema Global, Gogoro and the proposed transaction. Shareholders of Poema Global are also able to obtain a copy of the definitive proxy statement/final prospectus, and other documents filed with the SEC without charge, by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105. The definitive proxy statement/final prospectus can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Poema Global and Gogoro and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Poema Global and their ownership is set forth in Poema Global’s filings with the SEC, including its Form 10-K for the year ended December 31, 2020 and subsequent filings under Section 16 of the Exchange Act or on Form 10-Q. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Poema Global’s shareholders in connection with the potential transaction is set forth in the definitive proxy statement/final prospectus. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105.